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                                                                EXHIBIT 23


CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement (Form S-8, No. 33-56145) and Registration Statement (Form S-8, No. 33-56147), dated October 25, 1994, Registration Statement (Form S-8, No. 33-39558), dated March 25, 1991, Registration Statement (Form S-8 No. 2-92975) dated September 17, 1984 and Registration Statement (Form S-3, No. 33-00074) dated September 25, 1985 of our report dated March 20, 1996 with respect to the consolidated financial statements and schedules of Charming Shoppes, Inc. included in this Annual Report (Form 10-K) for the year ended February 3, 1996.




                                                              ERNST & YOUNG LLP


Philadelphia, Pennsylvania
May 1, 1996